Exhibit (d)(3)

EXECUTION VERSION

AMENDMENT NO. 1

TO THE

MERGER AGREEMENT

This AMENDMENT NO. 1, dated as of November 30, 2011 (this “Amendment”), to the Agreement and Plan of Merger, dated as of November 7, 2011 (the “Merger Agreement”), by and among General Dynamics Corporation, a Delaware corporation (“Parent”), Falcon Acquisition Corp., a Nevada corporation (“Merger Sub”), and Force Protection, Inc., a Nevada corporation (the “Company”), is entered into by and among Parent, Merger Sub and the Company.

WHEREAS, the parties hereto have entered into the Merger Agreement and, in accordance with Section 10.2 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Section 7.7(a). The reference to “seven (7) Business Days” in the first sentence of Section 7.7(a) of the Merger Agreement shall hereby be replaced by “thirty (30) Business Days.”

2. No Other Amendments to Merger Agreement. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or other words of similar import shall mean and be a reference to the Merger Agreement as amended hereby; provided that references in the Merger Agreement to “the date hereof” shall remain a reference to November 7, 2011. Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement remain unchanged and continue in full force and effect.

3. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or electronic data file), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF (OTHER THAN TO THE EXTENT THAT THE LAWS OF THE STATE OF NEVADA, INCLUDING NRS CHAPTERS 78 AND 92A, MANDATORILY APPLY).

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be signed by their respective officers as of the date first written above.

Parent:

GENERAL DYNAMICS CORPORATION

By:	/s/ GREGORY S. GALLOPOULOS
Name: Gregory S. Gallopoulos
Title: Senior Vice President and General Counsel

Merger Sub:

FALCON ACQUISITION CORP.

By:	/s/ GREGORY S. GALLOPOULOS
Name: Gregory S. Gallopoulos
Title: Vice President

The Company:

FORCE PROTECTION, INC.

By:	/s/ CHARLES A. MATHIS
Name: Charles A. Mathis
Title: CFO

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]